                                                                   EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of the 1st day of October, 2001, by and among Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company"), and the person designated as a Holder on the signature pages hereto and any assignees or transferees thereof who become Holders in accordance with Section 8 hereof (each, a "Holder" and collectively, the "Holders").

     WHEREAS, the Company and certain parties including the Holder have entered into a certain Agreement and Plan of Merger dated as of June 29, 2001 (the "Merger Agreement"), pursuant to which the Holder will receive shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company in connection with the closing of the transactions contemplated thereby; and

     WHEREAS, the execution of this Agreement is an inducement and a condition to the consummation by the Holder of the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby covenant and agree with each other as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "BOARD" means the Board of Directors of the Company.

         "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "COMMON STOCK" shall mean the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares, recapitalization, merger, consideration or other corporate reorganization).

         "COMPANY" shall refer to the Company and any successor or successors thereto.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "MAJORITY INTEREST" means the Holders holding not less than a majority of the Registrable Securities held by all Holders.


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         "PERSON" shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization, and any other entity or organization, governmental or otherwise.

         "REGISTRABLE SECURITIES" shall mean (i) any shares of Common Stock received by the Holder or his transferees in connection with the transactions contemplated by the Merger Agreement and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (i) theretofore registered and sold pursuant to the Securities Act, (ii) theretofore sold to the public pursuant to Rule 144 promulgated under the Securities Act or
(iii) which could then be sold in their entirety pursuant to Rule 144(k) promulgated under the Securities Act without limitation or restriction.

         "REGISTRATION EXPENSES" shall mean the expenses so described in Section 4 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933 or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public (except with respect to any registration statement on Form S-4, S-8 or any other form not available for registering the Registrable Securities for sale to the public) (a "Piggy-Back Registration"), each such time it will promptly give written notice to each holder of Registrable Securities of its intention to effect such registration. Upon the written request of any such holder of Registrable Securities given within thirty (30) days after receipt by such holder of such notice, the Company will, subject to the limits contained in this Section 2, use its commercially reasonable efforts to cause all of the Registrable Securities of such holder that such holder so requests to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; PROVIDED, HOWEVER, that if the Company is advised in writing in good faith by the managing underwriter of the Company's securities being offered in an underwritten public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the marketability of the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including any holders of Registrable Securities) to a number reasonably deemed satisfactory by such managing underwriter; and PROVIDED, FURTHER, that the securities to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual incidental or "piggy back" registration rights, (ii) second, securities held by any other Persons (other than Persons holding Registrable Securities) having contractual incidental or "piggyback" registration rights subordinate in priority to the registrations rights granted to the Holders hereunder, (iii) third, Registrable Securities held by the Holders or securities held by other Persons having contractual incidental or "piggyback" registration rights equal in priority to the registrations rights granted to the Holders hereunder


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and (iv) fourth, securities held by any other Persons (other than Persons holding Registrable Securities) having contractual incidental or "piggyback" registration rights superior in priority to the registrations rights granted to the Holders hereunder. If there is a reduction in the number of shares of Common Stock or Registrable Securities to be registered pursuant to clauses (i), (ii),
(iii) or (iv) above, such reduction shall be made within each tranche on a pro rata basis (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each such tranche and subject to the priorities set forth in the preceding sentence).

     3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will, as soon as practicable:

         (a) use its commercially reasonable efforts to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such registration statement to become and remain effective until completion of the proposed offering (but not for more than one hundred eighty (180) days);

         (b) use its commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the completion of the offering (but not for more than one hundred eighty (180) days) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

         (c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, all in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

         (d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under and to the extent required by such other securities or state blue sky laws of such jurisdictions as each selling holder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or submit to service of process in any jurisdiction in which it is not already subject;


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         (e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to a single counsel selected by the holders of Registrable Securities proposing to include shares in such registration copies of such documents proposed to be filed, which information in such documents pertaining to such holders shall be subject to the reasonable approval of such counsel;

         (f) promptly notify each selling holder of Registrable Securities, such selling holders' counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (g) use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

         (h) if requested by the managing underwriter or underwriters (if any), any selling holder, or counsel to the selling holders, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

         (i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and a single attorney and accountant retained by any such selling holders or underwriters (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

         (j) request that each prospective selling holder be furnished a signed counterpart, addressed to the prospective selling holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) if and to the extent permitted by applicable professional standards, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the


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registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

         (k) use its commercially reasonable efforts to cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock is then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

         (l) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

         (m) otherwise cooperate with the Holders, the underwriter(s), if any, the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

     4. EXPENSES. All reasonable expenses incurred by the Company, the Holders in effecting the registrations provided for in Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the Holders, underwriting expenses (other than fees, commissions or discounts of selling holders), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 3(d) hereof (all of such expenses referred to as "Registration Expenses"), shall be paid by the Company.

     5.  INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless each selling holder of Registrable Securities, each underwriter (as defined in the Securities Act), and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities
Act) such seller, underwriter or participating Person (individually and collectively, the "Indemnified Persons"), against any losses, claims, damages, liabilities and expenses (collectively, the "liability") to which such Indemnified Persons may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final


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prospectus contained therein, or any amendment or supplement thereto, or (ii)
any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise provided in Section 5(d) hereof, the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability as expenses in connection with the same are incurred; PROVIDED, HOWEVER, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person specifically for use therein.

         (b) Each selling holder of any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls any such selling holder, the Company or such underwriter (individually and collectively, the "Indemnified Persons"), against any liability, severally and not jointly, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. Such selling holder shall reimburse any Indemnified Person for expenses (including, without limitation, legal fees) incurred in investigating or defending any such liability; PROVIDED, HOWEVER, that such selling holder's obligations hereunder shall be limited to an amount equal to the net proceeds received by such selling holder for the securities sold in any such registration.

         (c) Indemnification similar to that specified in Section 5(a) and
Section 5(b) hereof shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

         (d) If the indemnification provided for in this Section 5 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the


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relative benefits received by the Company, the selling holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the other selling holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling holders and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the selling holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct such statement or omission.

         The Company, the selling holders and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling holder be required to contribute any amount under this Section 5(d) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages, liabilities or expenses indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such selling holder or (ii) the net proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

     6. COMPLIANCE WITH RULE 144. The Company shall use its commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).

     7. AMENDMENTS. The provisions of this Agreement may be amended only with the written consent of the Company and a Majority Interest, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it only with the written consent of a Majority Interest.


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     8.  TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to each transferee of at least 10,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations or other similar changes in the Registrable Securities), which such transferees may include any trust, limited partnership or other estate planning vehicle, the primary beneficiaries or equity holders of which are the transferring holder and/or one or more of a spouse, parent, sibling, child or grandchild of such holder or any charitable trust or foundation. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

     9. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT HOLDERS; PRIORITY OF REGISTRATION RIGHTS. Other than transferees of Registrable Securities under
Section 8 hereof, the Company shall not, without the prior written consent of a Majority Interest, allow subsequent purchasers of the Company's securities to become a party to this Agreement. The registration rights granted to the holders hereunder shall be (i) subordinate to the registration rights granted pursuant to that certain Registration Rights Agreement dated as of August 31, 2000 by and among the Company and certain stockholders of the Company named therein, and
(ii) equal in priority to the registration rights granted pursuant to that certain Registration Rights Agreement dated as of February 28, 2001 by and among the Company and certain stockholders of the Company named therein.

     10. DAMAGES. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     11. MISCELLANEOUS.

         (a) Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by a recognized overnight delivery service, upon the next business day, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:


         IF TO THE COMPANY:         Boston Private Financial Holdings, Inc.
                                    Ten Post Office Square
                                    Boston, MA 02109
                                    Facsimile: (617) 912-4551
                                    Attention: Walter M. Pressey


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            WITH A COPY TO:         Goodwin Procter  LLP
                                    Exchange Place
                                    Boston, MA 02109-2881
                                    Facsimile:  (617) 523-1231
                                    Attention:  William P. Mayer, Esq.
                                    Charles H. Sturdy, Esq.

         IF TO THE HOLDERS:         William M. Dougherty
                                    c/o Kanon Bloch Carre
                                    10 Post Office Square
                                    Boston, MA 02109
                                    Facsimile: (617) 423-3206

            WITH A COPY TO:         Hutchins, Wheeler & Dittmar,
                                    A Professional Corporation
                                    101 Federal Street
                                    Boston, MA  02110
                                    Facsimile:  (617) 951-1295
                                    Attention:  Joseph C. Tanksi, Esq.
                                    David M. Barbash, Esq.

         IF TO ANY OTHER HOLDER OF REGISTRABLE SECURITIES:

                                    At such Person's address for notice
                                    as set forth in the books and
                                    records of the Company.

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being deposited with a same-day or express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid. (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles thereof.

         (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


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         IN WITNESS WHEREOF, the parties hereto have caused this Registration
Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:                        BOSTON PRIVATE FINANCIAL HOLDINGS, INC.


                                By:    /s/ Walter M. Pressey
                                       -------------------------------
                                Name:  Walter M. Pressey
                                Title: President and Chief Financial Officer


HOLDER:

                                /s/ William M. Dougherty
                                -------------------------------------
                                William M. Dougherty